INVESTOR PRESENTATION NOVEMBER 2020 v NOVEMBER 2020 Investor Presentation Exhibit 99.2

INVESTOR PRESENTATION NOVEMBER 2020 Disclaimers 2 NON - GAAP FINANCIAL MEASURES As required by the rules of the Securities and Exchange Commission ("SEC"), we provide reconciliations of the non - GAAP financial measures contained in this presentation to the most directly comparable measure under GAAP, which are set forth in the financial tables attached to this document . This document contains the following non - GAAP financial measures : earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA and adjusted EBITDA margin for the three and nine - month periods ended September 30 , 2020 and 2019 on a consolidated basis ; EBITDA, adjusted EBITDA, adjusted EBITDA excluding truckload and adjusted EBITDA for our North American less - than - truckload business for the twelve - month periods ended December 31 , 2019 , 2018 , 2017 , 2016 and 2015 ; free cash flow for the three and nine - month periods ended September 30 , 2020 and 2019 , and the twelve - month periods ended December 31 , 2019 , 2018 , 2017 , 2016 and 2015 ; adjusted net income attributable to common shareholders and adjusted earnings per share (basic and diluted) (“adjusted EPS”) for the three and nine - month periods ended September 30 , 2020 and 2019 and the twelve - month period ended 2019 ; adjusted operating income and adjusted operating ratio for our North American less - than - truckload business for the twelve - month periods ended December 31 , 2019 , 2018 , 2017 , 2016 and 2015 ; and net revenue for our last mile business for the three - month periods ended September 30 , 2020 and 2019 . We believe that the above adjusted financial measures facilitate analysis of our ongoing business operations because they exclude items that may not be reflective of, or are unrelated to, XPO and its business segments' core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses . Other companies may calculate these non - GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures of other companies . These non - GAAP financial measures should only be used as supplemental measures of our operating performance . Adjusted EBITDA, adjusted net income attributable to common shareholders and adjusted EPS include adjustments for transaction and integration, as well as restructuring costs and other adjustments as set forth in the attached tables . Transaction and integration adjustments are generally incremental costs that result from an actual or planned acquisition or divestiture and may include transaction costs, consulting fees, retention awards, and, in the case of acquisitions, internal salaries and wages (to the extent the individuals are assigned full - time to integration and transformation activities) and certain costs related to integrating and converging IT systems . Restructuring costs primarily relate to severance costs associated with business optimization initiatives . Management uses these non - GAAP financial measures in making financial, operating and planning decisions and evaluating XPO's and each business segment's ongoing performance . We believe that free cash flow is an important measure of our ability to repay maturing debt or fund other uses of capital that we believe will enhance stockholder value . We calculate free cash flow as adjusted net cash provided by operating activities, less payment for purchases of property and equipment plus proceeds from sale of property and equipment, with adjusted net cash provided by operating activities defined as net cash provided by operating activities plus cash collected on deferred purchase price receivables . We believe that EBITDA, adjusted EBITDA, adjusted EBITDA margin and adjusted EBITDA excluding truckload improve comparability from period to period by removing the impact of our capital structure (interest and financing expenses), asset base (depreciation and amortization), tax impacts and other adjustments as set out in the attached tables that management has determined are not reflective of core operating activities and thereby assist investors with assessing trends in our underlying businesses . We believe that adjusted net income attributable to common shareholders and adjusted EPS improve the comparability of our operating results from period to period by removing the impact of certain costs and gains that management has determined are not reflective of our core operating activities . We believe that net revenue improves the comparability of our operating results from period to period by removing the cost of transportation and services, in particular the cost of fuel, incurred in the reporting period as set out in the attached tables . We believe that adjusted operating income and adjusted operating ratio for our North American less - than - truckload business improves the comparability of our operating results from period to period by ( i ) removing the impact of certain transaction and integration and restructuring costs, as well as amortization expenses and (ii) including the impact of pension income incurred in the reporting period as set out in the attached tables . With respect to our fourth quarter and full year 2020 financial targets for adjusted EBITDA and free cash flow, a reconciliation of these non - GAAP measures to the corresponding GAAP measures is not available without unreasonable effort due to the variability and complexity of the reconciling items described above that we exclude from these non - GAAP target measures . The variability of these items may have a significant impact on our future GAAP financial results and, as a result, we are unable to prepare the forward - looking statement of income and statement of cash flows prepared in accordance with GAAP that would be required to produce such a reconciliation . FORWARD - LOOKING STATEMENTS This document includes forward - looking statements within the meaning of Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended, including our future growth prospects for EBITDA in our North American less - than - truckload business, our company’s potential profit growth opportunity and our company’s fourth quarter and full year 2020 financial targets for adjusted EBITDA and free cash flow . All statements other than statements of historical fact are, or may be deemed to be, forward - looking statements . In some cases, forward - looking statements can be identified by the use of forward - looking terms such as "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan," "potential," "predict," "should," "will," "expect," "objective," "projection," "forecast," "goal," "guidance," "outlook," "effort," "target," "trajectory" or the negative of these terms or other comparable terms . However, the absence of these words does not mean that the statements are not forward - looking . These forward - looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances . These forward - looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward - looking statements . Factors that might cause or contribute to a material difference include the risks discussed in our filings with the SEC and the following : the severity, magnitude, duration and aftereffects of the COVID - 19 pandemic and government responses to the COVID - 19 pandemic ; public health crises, (including COVID - 19 ) ; economic conditions generally ; competition and pricing pressures ; our ability to align our investments in capital assets, including equipment, service centers and warehouses, to our customers' demands ; our ability to successfully integrate and realize anticipated synergies, cost savings and profit improvement opportunities with respect to acquired companies ; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems ; our substantial indebtedness ; our ability to raise debt and equity capital ; our ability to implement our cost and revenue initiatives ; our ability to maintain positive relationships with our network of third - party transportation providers ; our ability to attract and retain qualified drivers ; litigation, including litigation related to alleged misclassification of independent contractors and securities class actions ; labor matters, including our ability to manage our subcontractors, and risks associated with labor disputes at our customers and efforts by labor organizations to organize our employees ; risks associated with our self - insured claims ; risks associated with defined benefit plans for our current and former employees ; fluctuations in currency exchange rates ; fluctuations in fixed and floating interest rates ; fuel price and fuel surcharge changes ; issues related to our intellectual property rights ; governmental regulation, including trade compliance laws, as well as changes in international trade policies and tax regimes ; and governmental or political actions, including the United Kingdom's exit from the European Union ; and natural disasters, terrorist attacks or similar incidents . All forward - looking statements set forth in this document are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations . Forward - looking statements set forth in this document speak only as of the date hereof, and we do not undertake any obligation to update forward - looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law .

INVESTOR PRESENTATION NOVEMBER 2020 Table of contents 3 ▪ Investor highlights ▪ Company overview ▪ Financial highlights and key metrics ▪ Business overview – North American contract logistics – European contract logistics – North American less - than - truckload – North American transportation – European transportation ▪ Supplemental materials – Company recognitions – People - first culture – COVID - 19 response – Commitment to sustainability – Leadership team – Business glossary – Financial reconciliation tables

INVESTOR PRESENTATION NOVEMBER 2020 Investor highlights: Key factors driving growth and returns 4 Leading positions in fast - growing sectors ▪ Top three industry positions across all major service lines in transportation and logistics ▪ Outsized exposure to sectors with secular growth drivers, including trend toward outsourcing Numerous opportunities for top - line growth ▪ <2% share of total addressable market ▪ Proven ability to capture organic share through price and volume, and expand through accretive M&A Strong presence in e - commerce and omnichannel retail ▪ Largest e - fulfillment 3PL in Europe; global provider of reverse logistics ▪ Largest provider of last mile logistics for heavy goods in North America Fast pace of technological innovation ▪ Proprietary technology harnesses AI and machine learning ▪ Key areas of focus: warehouse automation, digital freight marketplace and data science Substantial advantages of scale ▪ Revenue advantages: ability to serve customers with access to capacity, cross - selling and top talent ▪ Profit advantages: operating leverage, purchasing power, lane density and optimization via technology Nimble capital allocation focused on returns ▪ Strong track record of creating substantial shareholder value ▪ Disciplined return - on - capital approach ~$700 million to $1 billion pool of company - specific profit growth opportunities ▪ Revenue levers: pricing analytics, XPO Connect™, XPO Direct™ and intra - Europe cross - selling ▪ Cost levers: XPO Smart™, LTL optimization, logistics automation and others Ability to outperform the macro ▪ Proven ability to grow faster than all macro environments ▪ Vertical mix, service mix, flexible business model and high mix of contracted business all add resilience Significant cash generation through cycles ▪ ~69% of revenue is asset - light ▪ Low maintenance capex; working capital becomes a source of cash in downturns Unduplicatable moat of results - oriented innovators ▪ 35 top executives and 2,500 professionals at the next level with blue - chip experience ▪ Technologists, managers, engineers, logisticians and operators driving every line of business Note: Refer to the “Non - GAAP Financial Measures” section on page 2 of this document

INVESTOR PRESENTATION NOVEMBER 2020 Asset - Based 31% Asset - Light 69% Key metrics 5 US 59% France 12% UK 12% Spain 5% Other 12% REVENUE BY MIX 1 REVENUE BY GEOGRAPHY 1 2019 revenue: $16.6 billion CUSTOMERS Over 50,000 EMPLOYEES ~97,000 LOCATIONS 1,499 COUNTRIES OF OPERATION 30 1 Geographic and mix data as of FY 2019; key statistics as of September 30, 2020

XPO Logistics

Comprehensive service offerings, each with a large opportunity for share gain

LOGISTICS SEGMENT

36% OF 2019 XPO REVENUE

Second largest global provider of cutting-edge contract logistics, including e-commerce fulfillment, omnichannel solutions, reverse logistics and smart warehousing

North American Contract Logistics

- Highly engineered and customized solutions
- Longstanding relationships with blue-chip customers in key verticals

European Contract Logistics

- Largest outsourced e-fulfillment platform in Europe
- Multinational footprint appeals to pan-European customers

$ in billions	North American Contract Logistics	European Contract Logistics
2019 XPO revenue[1]	~$2.5	~$3.6
Industry size[2]	~$50	~$80

TRANSPORTATION SEGMENT

64% OF 2019 XPO REVENUE

A leading provider of B2B freight transportation in North America and Europe, providing massive multimodal capacity through a blended model of brokered, contracted and owned fleet

North American Less-Than-Truckload

- Top three LTL provider, with over 30 years' experience
- Routes cover every US state, including Alaska and Hawaii, and ~99% of all US postal codes

North American Transportation

- Multimodal platform integrates brokerage, last mile, intermodal and managed transportation
- Largest US provider of last mile for heavy goods

European Transportation

- LTL leader in Western Europe
- Multimodal platform integrates full truckload, last mile, and managed transportation

$ in billions	North American Less-Than-Truckload	North American Transportation	European Transportation
2019 XPO revenue[1]	~$3.8	~$4.2	~$2.9
Industry size[2]	~$43	~$600[3]	~$460[4]

[1] Company revenue data, excluding intersegment elimination, as of FY 2019
[2] Includes only North American and European markets. Sources include Armstrong and Associates, Norbridge, Inc., EVE Partners LLC, FTR Associates, SJ Consulting Group, Inc., Bureau of Economic Analysis, US Department of Commerce, A.T. Kearney, Transport Intelligence, American Trucking Associations, Technavio, Bain and Company, Wall Street research and management estimates
[3] North American transportation industry size includes entire for-hire US trucking industry
[4] European transportation industry size includes entire for-hire trucking industry

Note: Refer to the Glossary in this document for service definitions

INVESTOR PRESENTATION NOVEMBER 2020

6

INVESTOR PRESENTATION NOVEMBER 2020 Global provider of massive capacity for customers 7 GROUND TRANSPORTATION ASSETS NON - ASSET TRANSPORTATION NETWORK FACILITY ASSETS 10,000 trucks contracted via independent owner - operators 1,000,000+ brokered trucks 553 cross - docks 766 contract logistics facilities 200 million sq. ft. warehouse space 15,000 tractors 39,000 trailers 10,000 53 - ft. intermodal containers 5,000 chassis Note: Data as of September 30, 2020

INVESTOR PRESENTATION NOVEMBER 2020 Superior e - commerce platform for fulfillment, reverse logistics and last mile 8 Agile, technology - enabled logistics with visibility, speed and accuracy ▪ Integrated warehouse management, carrier management and reverse logistics ▪ Largest outsourced e - fulfillment platform in Europe, with a strong position in North America ▪ Expertise managing holiday peaks and other periods of high demand Ability to manage complex product returns and omnichannel services ▪ Omnichannel and reverse logistics leader in North America ▪ Highly efficient product testing, refurbishment, warranty processing, refunding and other services ▪ Aftermarket partnerships with blue - chip customers Reliable last mile logistics service with high - density network ▪ Largest US provider of last mile logistics for heavy goods, with service in Europe ▪ Industry - leading consumer satisfaction levels ▪ Over 10 million deliveries annually Unique ability to drive efficiencies; position goods for shorter transits ▪ Flexible XPO Direct™ shared - space distribution solutions for customers ▪ Companywide, tracking more than seven billion units of inventory daily ▪ Managed transportation solutions: control tower, dedicated capacity and automated expedite Sophisticated integration with customer technology infrastructures ▪ Customized logistics solutions, enabled by proprietary technology ▪ Holistic management of labor, automation and robotics on WMx warehouse platform ▪ Predictive analytics and actionable business intelligence WHAT XPO PROVIDES WHAT E - COMMERCE SHIPPERS DEMAND

XPOLogistics

Technology blueprint focuses on innovation in four areas

Digital freight marketplace

- Automated capacity management
- Customer self-service, multimodal flexibility

Automation and intelligent machines

- Robots and cobots for picking and packing
- Goods-to-person autonomous robots, advanced sortation systems
- Warehouse automated guided vehicles (AGVs)

Dynamic data science

- Artificial intelligence and machine learning
- Predictive analytics and business intelligence

Visibility and customer service

- Fully functional mobility
- Real-time tracking


XPOLogistics

~$550 MILLION
investment in technology in 2019

~1,600
technology professionals, including ~100 data scientists[1]

Singular technology platform propels efficiencies for customers and company

[1] As of September 30, 2020

INVESTOR PRESENTATION NOVEMBER 2020

9

XPOLogistics

Key applications of XPO's proprietary technology by service offering

CONTRACT LOGISTICS

- Proprietary technology suite manages all distribution processes and warehouse operations
- Provides in-house control of robotics and other automation
- Integrates last mile with contract logistics for retail, e-commerce, omnichannel and manufacturing customers on XPO Direct™
- XPO Smart™ analytics improve productivity in warehouse operations by rightsizing labor resources

LESS-THAN-TRUCKLOAD

- Network optimization tools improve LTL linehaul, pickup and delivery, and routing
- XPO Smart™ tools improve efficiency of dock operations
- Proprietary algorithms with machine learning assimilate constant inflows of data
- Visibility facilitates selling LTL across more verticals

LAST MILE

- Digital management of home deliveries on XPO Connect™ LM platform is seamless for consumers
- Self-service capabilities facilitate scheduling, route planning and change management
- Immediate feedback loops capture actionable consumer input post-delivery
- Augmented reality shows how items look in the home pre-delivery

TRUCK BROKERAGE

- Proprietary XPO Connect™ marketplace drives end-to-end efficiency in freight transactions
- Fully automated, multimodal platform is underpinned by proprietary Freight Optimizer technology
- Automates carrier matching; leverages machine learning
- Reduces empty miles; lowers environmental impact

INVESTOR PRESENTATION NOVEMBER 2020

10

INVESTOR PRESENTATION NOVEMBER 2020 ▪ First - mover advantage with advanced automation strongly differentiates XPO as a superior supply chain partner for customers ▪ Superior visibility and control of advanced automation on proprietary platform ▪ Can perform several steps of a process by tying in multiple technologies, increasing fulfillment speed and accuracy ▪ Data transmits consistently to multiple systems, eliminating data silos ▪ Tailored robotics work cooperatively with humans or as standalone solutions ▪ Cobots and goods - to - person systems overcome space and labor constraints ▪ Automation mitigates safety risks Widespread benefits of intelligent automation in logistics 11 4 - 6x productivity improvement with employees supported by goods - to - person systems 2x productivity improvement with employees who work alongside cobots ROBOTICS AUTOMATED GUIDED VEHICLES ADVANCED SORTATION SYSTEMS VISION TECHNOLOGY

INVESTOR PRESENTATION NOVEMBER 2020 XPO Connect™ is at the forefront of transportation automation 12 Expands revenue and margins ▪ Automates load - tendering, pricing, bidding, buying and tracking ▪ Unlocks cross - selling opportunities across modes ▪ Penetrates tier - two and tier - three customer bases ▪ Leverages almost a decade of industry data Improves capacity management ▪ Provides deep visibility into available capacity ▪ Enhances access through self - service dashboard tools, preferences and BI analytics Heightens internal efficiency ▪ Reduces need for redundant systems ▪ Establishes architecture for continuous innovation ▪ More than 70,000 registered carriers globally ▪ Optimizes freight - matching by sourcing the best carriers for each load profile ▪ Brokerage automation integrates Freight Optimizer and Drive XPO TM carrier app ▪ Intermodal automation integrates Rail Optimizer and supports drayage network ▪ Last mile automation integrates XPO Connect LM and Ship XPO TM VALUE CREATION XPO CONNECT TM PLATFORM

INVESTOR PRESENTATION NOVEMBER 2020 13 Proprietary technology informs decision - making in real time Forecasting Analytics Model Training Machine Learning TIME AND ATTENDANCE CLOUD APPLICATIONS IOT DATA MOBILE DEVICES AND HANDHELDS TRANSACTIONAL DATA LARGE - FORMAT DISPLAYS

INVESTOR PRESENTATION NOVEMBER 2020 14 Large productivity upside as XPO Smart ™ is fully utilized going forward Implemented in 80% of warehouses in North America, 100% of US LTL network, with European roll - out underway CAPABILITIES ▪ Labor management and planning ▪ Attendance tracking ▪ Production management, inbound and outbound ▪ Productivity tracking ▪ SKU velocity BENEFITS ▪ Proprietary XPO analytics show the future impact of contemplated management decisions in real time ▪ Business intelligence drives productivity and operational effectiveness through machine learning ▪ Granular - level detail in two to three clicks

XPOLogistics

Potential profit growth opportunity of ~$700 million to $1 billion

KEY INITIATIVES AS % OF TOTAL POTENTIAL



Pricing benefits
20%
Revenue initiatives
Cost initiatives
60%
New business initiatives
20%

Despite COVID-19, XPO is making progress on profit, thanks in part to technology-based initiatives. In Q3, the company's proprietary pricing algorithms helped improve truck brokerage net revenue per load, eg, the XPO Connect™ digital marketplace sourced truck capacity in a tight market. The company also integrated its hub network on XPO Connect™ ahead of the upsurge in e-commerce improving efficiencies in the last mile unit.

In Europe, where margin expansion is a top-10 initiative, XPO Smart™ labor management tools have literally outsmarted the pandemic, helping to offset the higher cost of labor by optimizing workforce hours. In Q3, as logistics volumes picked up, XPO's site managers were able to make rapid adjustments to labor levels in real time.

The profit improvement opportunity range provided above is expected to apply to current operations as follows: ~50% benefit to global logistics; ~30% benefit to North American LTL; and ~20% benefit to all other transportation lines.

POOL OF COST OPPORTUNITIES

- XPO Smart™ workforce productivity
  - Optimize ~$5 billion of variable labor cost
- Optimize LTL linehaul spend and pickup-and-delivery (P&D) spend
- Contract logistics automation
- European logistics margin expansion
- Global procurement
- Further back-office optimization

POOL OF REVENUE OPPORTUNITIES

- Advanced pricing analytics and revenue tools
- XPO Connect™ digital freight marketplace
- XPO Direct™ shared distribution network
- Focused selling to European strategic accounts

XPO will continue to analyze these and other opportunities to ensure that resources are focused on endeavors that potentially can return the most value.

INVESTOR PRESENTATION NOVEMBER 2020

15

INVESTOR PRESENTATION NOVEMBER 2020 Financial highlights and key metrics

INVESTOR PRESENTATION NOVEMBER 2020 Industry - leading growth in revenue and adjusted EBITDA 17 7,533 14,188 15,381 17,279 16,648 0 4,000 8,000 12,000 16,000 20,000 2015 2016 2017 2018 2019 474 1,168 1,367 1,562 1,668 0 250 500 750 1,000 1,250 1,500 1,750 2,000 2015 2016 2017 2018 2019 $ in millions $ in millions REVENUE ADJUSTED EBITDA Note: Both charts exclude the impact of the North American truckload unit divested in October 2016 Refer to the “Non - GAAP Financial Measures” section on page 2 of this document

INVESTOR PRESENTATION NOVEMBER 2020 Strong free cash flow generation 18 $ in millions (98) 207 399 694 628 -125 0 125 250 375 500 625 750 2015 2016 2017 2018 2019 - 125 XPO FREE CASH FLOW Note: 2016 and 2017 data have been recast to reflect the impact of Accounting Standards Update 2016 - 18 Refer to the “Non - GAAP Financial Measures” section on page 2 of this document

INVESTOR PRESENTATION NOVEMBER 2020 Balance sheet and liquidity as of September 30, 2020 19 NET DEBT 1 $4.7 billion CASH AND CASH EQUIVALENTS $2.0 billion NET LEVERAGE 3.4x TOTAL LIQUIDITY $3.1 billion Q3 2020 activities ▪ Repaid $400 million of ABL borrowings ▪ No significant debt maturities until mid - 2022 1 Calculated as total debt of $6.7 billion less cash and cash equivalents of $2.0 billion Refer to the “Non - GAAP Financial Measures” section on page 2 of this document

INVESTOR PRESENTATION NOVEMBER 2020 Third quarter 2020 results and 2020 guidance 20 REVENUE $4.22 billion NET INCOME 1 $84 million DILUTED EARNINGS PER SHARE $0.83 ADJUSTED NET INCOME 1 $86 million ADJUSTED DILUTED EARNINGS PER SHARE ADJUSTED EBITDA $439 million CASH FLOW FROM OPERATIONS $298 million FREE CASH FLOW $247 million $0.84 Commentary ▪ The company reported year - over - year increases in third quarter adjusted EBITDA and cash flow from operations ▪ Revenue increased 2% year - over - year, as demand rebounded from COVID - impacted second quarter lows ▪ Adjusted EBITDA increased $1 million year - over - year, despite COVID - related costs in the current quarter ▪ April marked a trough, and monthly results have strengthened sequentially from May to September, throughout the company's segments and geographies ▪ YTD September 30, free cash flow was above 2019 level, driven by diligent working capital management 2020 guidance The company expects to generate: ▪ Adjusted EBITDA of $400 million to $410 million for the fourth quarter 2020, and adjusted EBITDA of approximately $1.35 billion for the full year 2020 ▪ Free cash flow of $25 million to $50 million for the fourth quarter 2020, and free cash flow of approximately $500 million for the full year 2020 Three months ended September 30, 2020 1 Net income attributable to common shareholders Refer to the “Non - GAAP Financial Measures” section on page 2 of this document

INVESTOR PRESENTATION NOVEMBER 2020 Full year 2019 results 21 REVENUE $16.65 billion NET INCOME 1 $379 million DILUTED EPS $3.57 ADJUSTED NET INCOME 1 $428 million ADJUSTED DILUTED EPS ADJUSTED EBITDA $1.67 billion CASH FLOW FROM OPERATIONS $791 million FREE CASH FLOW $628 million $4.03 1 Net income attributable to common shareholders Refer to the “Non - GAAP Financial Measures” section on page 2 of this document

INVESTOR PRESENTATION NOVEMBER 2020 Share repurchase program 22 Year - to - date through September 30, 2020, the company repurchased: XPO has approximately $503 million remaining on the current $2.5 billion share repurchase authorization. The company is not obligated to repurchase any specific number of shares and can suspend or discontinue the program at any time. SHARES PURCHASED 1.7 million shares of XPO common stock 1 PRICE $66.58 average price per share TOTAL COST $114 million approximate total cost of repurchases 1 All 2020 stock repurchases through September 30 were executed in the first quarter

INVESTOR PRESENTATION NOVEMBER 2020 Operating flexibility across all economic environments 23 ▪ Blended model of owned, contracted and brokered capacity for truck transportation – Non - asset portion is predominantly variable - cost – Includes brokerage operations and contracted capacity with independent providers ▪ Contracted businesses demonstrate greater resilience in weak economies – XPO’s logistics relationships are typically characterized by long - term contracts with strong renewal rates – Last mile heavy goods business benefits from contracted revenue streams and non - asset model – Predecessor companies displayed strong resilience in last financial crisis ▪ Ability to flex capex in cyclical fluctuations 77% OF COST BASIS IS VARIABLE 1 Purchased transportation 38% Other variable costs 39% Fixed costs 23% Total variable costs SIGNIFICANT LEVERS TO EXPAND FREE CASH FLOW ACROSS CYCLES 1 Full year 2019 data

INVESTOR PRESENTATION NOVEMBER 2020 Business overview: North American contract logistics Americas and Asia

INVESTOR PRESENTATION NOVEMBER 2020 #2 logistics provider in North America, with operations in Asia and Latin America 25 Strongly positioned with blue - chip customers who need complex solutions ▪ Expansive footprint and scale are competitive advantages ▪ Employer of choice with best - in - class ability to manage tight labor markets ▪ Top five industrial tenant, with significant real estate expertise Proprietary technology excels at visibility, speed, accuracy, agility and control ▪ Excels at effective cost management, labor rightsizing, reduction of loss - makers and efficient peak management ▪ Proprietary warehouse platform manages advanced automation and analytics in - house for greater agility XPO Direct™ utilizes existing network as a flexible distribution solution ▪ Shared - space storage and distribution lets retailers flex with demand and seasonal patterns ▪ Sites positioned to serve 99% of US population through one - day and two - day ground delivery ▪ Allows companies to avoid large capital investments and fixed costs Range of vertical expertise capitalizes on omnichannel and e - commerce tailwinds ▪ Leading 3PL across verticals for consumer technologies, e - commerce and retail, aerospace and defense, consumer packaged goods and industrial and automotive 1 ▪ Unique ability to deliver a consistently superior end - customer experience Significant opportunities for profitable growth and strong free cash flow ▪ Long runway for margin expansion via XPO Smart TM and other AI and machine learning ▪ Growth opportunities in Asia and Latin America through North American customer relationships ▪ Highly integrated platform facilitates bolt - on expansion 1 Based on number of customer relationships , per Armstrong & Associates

INVESTOR PRESENTATION NOVEMBER 2020 Preeminent reputation for innovation, expertise and quality of performance Industry size ~$50 billion 2019 revenue $2.5 billion Countries 14 Locations 383 (North America, 317) Warehouse space ~ 104 million sq. ft. (North America, Asia) Employees ~21,000 Average contract length ~5 years XPO POSITION Chemicals #1 Consumer goods #1 Food and beverage #1 Industrial #1 Retail and e - commerce #1 Automotive #2 Technology #2 Healthcare #6 26 LEADING MARKET POSITIONS IN DIVERSE VERTICALS 1 KEY METRICS 2 Source: Company information, industry research, Armstrong & Associates and public company filings 1 Based on number of global customer relationships 2 Revenue is full year 2019; all other metrics as of September 30, 2020

INVESTOR PRESENTATION NOVEMBER 2020 27 XPO’s footprint and scale are key competitive advantages North America 96 million sq.ft . of warehouse space 1 Chile Asia 8 million sq.ft . of warehouse space 1 COUNTRIES OF OPERATION WAREHOUSE SQ. FT. (millions) United States 94 Canada 1 Mexico 1 Chile <1 Peru <1 COUNTRIES OF OPERATION WAREHOUSE SQ. FT. (millions) Singapore 3 India 2 China 1 Taiwan 1 Thailand 1 Australia <1 Hong Kong <1 Japan <1 Malaysia <1 1 Warehouse sq. ft. as of September 30, 2020 and includes both leased and customer square footage

INVESTOR PRESENTATION NOVEMBER 2020 28 Sophisticated capabilities, deeply integrated with customer supply chains 28 ADVANCED AUTOMATION AND ROBOTICS INBOUND LOGISTICS AND MANUFACTURING SUPPORT REVERSE LOGISTICS AND AFTERMARKET SUPPORT WAREHOUSING ▪ Tech - enabled fulfillment continuously improved by AI and machine learning ▪ Multichannel distribution services ▪ Ongoing robot implementations SUPPLY CHAIN OPTIMIZATION HIGH - VALUE - ADD SERVICES AND CUSTOMIZATIONS ▪ Flow optimization ▪ Space maximization ▪ Automated replenishment of materials and parts ▪ Vendor - managed inventory models ▪ Fast - growing areas of logistics valued by large customers with demanding service standards ▪ Return - to - retail, refurbishment and disposal ▪ Aftermarket distribution ▪ Packaging ▪ Co - packing ▪ Kitting ▪ Bundling ▪ Channel - specific boxing and labeling ▪ Retail compliance ▪ Ability to shift between short - term and long - term needs and from fixed to variable costs gives customers greater seasonal flexibility ▪ Facilitated by XPO’s technology and data analytics ▪ Cross - functional XPO platform with demand forecasting ▪ XPO - customer collaborations for speed - to - market and multichannel management strategies

XPOLogistics

XPO has decades of logistics expertise in diverse verticals in North America

END MARKETS	% 2019 REVENUE[1]	EXPERTISE
CONSUMER TECHNOLOGY	19%	▪ Direct-to-consumer and retail fulfillment of consumer electronics and other devices ▪ Returns management, OEM-certified repairs, warranty adjudication, product disposition and payment processing
FOOD AND BEVERAGE	16%	▪ Warehousing, distribution, co-packaging, frozen, refrigerated and dry storage, direct-to-consumer ▪ USDA, Kosher compliant; FDA registrations; 21 CFR Part 110 / 117, GFSI benchmarked protocol
E-COMMERCE / RETAIL	12%	▪ Seamless integration of large footprint, warehouses, transportation capacity, labor and advanced automation ▪ Superior consumer experience protects brands
AEROSPACE	11%	▪ State-of the-art logistics infrastructure for the receipt, storage and shipping of products and classified materials ▪ AS9100 and AS912-certified, DLA and DCAA-compliant
CONSUMER PACKAGED GOODS	11%	▪ Turnkey solutions for consistent results across national and multinational markets ▪ High-volume warehousing and distribution, reverse logistics and omnichannel fulfillment
CHEMICAL	7%	▪ Manufacturing, packaging, storing and shipping of basic and specialty chemical products to stringent safety standards ▪ Environmentally responsible operations compliant with EPA, USDA, FDA, BRC, AIB and GMP regulations

[1] Excludes intercompany sales eliminations, quality of earnings and standalone adjustments; remaining revenue derived from healthcare, automotive, industrial and construction, and other sectors

INVESTOR PRESENTATION NOVEMBER 2020
29

INVESTOR PRESENTATION NOVEMBER 2020 $81 $94 $143 2017 2018 2023E US E - COMMERCE LOGISTICS MARKET INCREASING DEMAND FOR AUTOMATION TO MANAGE GROWTH E - commerce growth continues to drive supply chain complexity 30 CONSUMERS EXPECT FASTER DELIVERIES AND SHOP GLOBALLY $ in billions 2.0% 1.6% 2.1% 2.6% 4.8% 4.5% 1,000+ lbs. 750 – 999 lbs. 500-749 lbs. 100 – 499 lbs. 50 – 99 lbs. Less than 50 lbs. 2012 - 2017 shipment weight CAGR Same - day delivery is becoming normal, e xpected to increase 43% per year Omnichannel channel is growing at ~10% per year vs. offline sales growth of (2%) Cross - border e - commerce is outgrowing domestic e - commerce at ~26% per year % of transactions % of digitally influenced offline sales % of cross border e - commerce 1 25 44 56 15 - 20 25 - 30 2016 2021 E Trends Source: Third - party industry research

INVESTOR PRESENTATION NOVEMBER 2020 31 Special software layer enables customization Warehouse managemen t Manages all distribution processes within the warehouse walls WMx Order managemen t Centralizes customer order data, enables real - time visibility OMx Connection management Integrates customer systems with XPO product suite CMx Warehouse controls Provides control of automation and robotics fully integrated with warehouse management software WCx Business analytics XPO algorithms generate reports, insights and forecasts BAx Proprietary warehouse platform enhances productivity, visibility and control

INVESTOR PRESENTATION NOVEMBER 2020 XPO Direct ™ shared distribution is a game - changer for customers 32 Scale and proximity Speeds up store replenishment and home delivery; reaches 99% of population with one - day and two - day ground delivery; one tracking number end - to - end Better customer experience Retailers, e - tailers and manufacturers can improve end - customer satisfaction without large capital investments All sizes fit Parcel delivery for small items and white - glove, inside - the - home delivery for big and bulky items SPEED AND LOW COST IN TODAY’S ON - DEMAND ECONOMY SCALED, FLEXIBLE “FULFILLMENT AS A SERVICE“ (FAAS) MODEL Order XPO distribution center Regional hub LTL dock Consumer’s home Parcel optimized Large goods curbside Threshold or white glove Last mile Achieving profitability in second full year of operations Shared resources Shared warehouse capacity, inventory management, operations, technology, labor, and last mile logistics for heavy goods if needed Predictive analytics Solves challenges of seasonal peaks and fluid demand Growth lever Cost - effective way for small and mid - sized customers to grow their online presence

INVESTOR PRESENTATION NOVEMBER 2020 Business overview: European contract logistics

INVESTOR PRESENTATION NOVEMBER 2020 Leading provider of technology - enabled, customized logistics in Europe 34 #2 contract logistics provider in Europe, with the largest outsourced e - fulfillment platform ▪ Rigorous reverse logistics management is highly valued by retailers and e - tailers ▪ Strong track record of peak management with diverse SKUs amid rapidly changing demand ▪ Well - positioned across the consumer sector, including omnichannel “click and collect,” consumer packaged goods and food retail Robust multinational capabilities meet high expectations for service quality ▪ Sector - specific capabilities for receipt, storage, inventory management, fulfillment and returns ▪ Top five industrial tenant in Europe, with significant real estate expertise ▪ Proven ability to manage different types of front - line workforces in varying national labor environments Highly engineered, technology - driven solutions solve complex challenges ▪ Advanced automation and robotics drive efficiency and profit improvement ▪ Bespoke, technology - enabled solutions are high - margin and create stickiness with customers ▪ Proprietary tools leverage machine learning to improve workforce productivity Existing customer base represents significant growth opportunities ▪ Existing customer relationships have large share - of - wallet upside ▪ Sales strategy is geared toward high - growth e - commerce accounts and prospects ▪ XPO’s reputation is for consistently reliable logistics services on a large scale Sales strategy and macro - independent margin initiatives underway ▪ Long runway for margin expansion from XPO Smart ™ and other intelligent technology ▪ Focus is on cost management, rightsizing labor, solving loss - makers and peak management ▪ Opportunity to grow share in established specializations, such as food and beverage and omnichannel retail

XPOLogistics

Best-in-class vertical expertise, advanced technology and scale

BUSINESS OVERVIEW

- Proprietary technology manages complex warehouse operations, advanced automation, workforce productivity and fulfillment with superior speed and accuracy
- Comprehensive R&D capabilities are a source of continual innovation
- Compelling value proposition includes extensive expertise in capacity management, forecasting, industrial engineering and LEAN operations
- Sophisticated e-commerce solutions

KEY METRICS[1]

Industry size	~$80 billion
2019 revenue	$3.6 billion
Countries	15
Locations	383
Warehouse space	~96 million sq. ft. (9 million sq. m.)
Employees	~37,000
Average contract length	~5 years

SERVICE OFFERINGS

- Fulfillment
- Inbound logistics
- Manufacturing support
- Supply chain optimization
- Value-added services
- Warehousing
- Aftermarket support

[1] Estimate of industry size based on industry research; revenue is full year 2019; all other metrics as of September 30, 2020

INVESTOR PRESENTATION NOVEMBER 2020

35

INVESTOR PRESENTATION NOVEMBER 2020 36 XPO’s logistics network footprint and scale are major competitive advantages Europe 96 million sq. ft. (9 million sq. m.) of facility space Belgium Ireland Romania Czech Republic Italy Russia Finland Netherlands Spain France Poland Switzerland Germany Portugal United Kingdom

INVESTOR PRESENTATION NOVEMBER 2020 CONTRACT LOGISTICS AND VALUE - ADDED SERVICES ▪ Inbound quality assessment and inventory inspections ▪ Tech - enabled fulfillment continuously improved by AI and machine learning ▪ Order pick, pack and customization, custom services, and pre - retailing ▪ In - demand e - commerce capabilities for food products ▪ Customer - specific quality assurance processes ▪ Critical solutions for high - volume retail customers, such as ironing and dry cleaning ▪ Parts distribution and other aftermarket support ▪ Expertise in sustainable waste management ▪ Multichannel distribution services CARRIER MANAGEMENT ▪ 4PL carrier management ▪ Carrier label production (smart consign, etc.) ▪ Competitive service propositions – same day, next day and standard deliveries RETURNS MANAGEMENT ▪ A leading reverse logistics provider in Europe ▪ UK market leader specializing in retail and grocery asset management ▪ Value added services include garment care, spot cleaning of clothing and furniture, sewing repairs, QC inspection, diagnostic testing of electrical items re - labelling and label removal and re - kitting Key service capabilities in Europe 37 INTEGRATED LOGISTICS NETWORK WITH EXTENSIVE REACH AND STRONG POS ITIONING

XPOLogistics

Diversified geographical exposure with tailored business strategies

END MARKETS	% 2019 REVENUE[1]	POSITIONING
UK AND IRELAND	 38%	▪ #1 in e-commerce fulfillment ▪ ~262 million units picked and packed per year ▪ Capabilities for "big and bulky" products 50-150 lbs.
FRANCE	 19%	▪ Top three contract logistics provider ▪ Partner of choice due to breadth of vertical expertise ▪ Automation leader, with focus on labor productivity
BELGIUM, THE NETHERLANDS AND GERMANY	 16%	▪ Three countries managed as one cluster region ▪ Strategic location for pan-European e-commerce ▪ #2 in the Netherlands logistics market and regional automation leader
ITALY	 11%	▪ Top three logistics company ▪ #1 in fashion and luxury logistics ▪ Extensive pharmaceutical experience
SPAIN AND PORTUGAL	 10%	▪ #1 in e-commerce fulfillment ▪ Provides logistics for largest fresh foods network in Spain ▪ Positioned as a supply chain innovation leader
CENTRAL EUROPE AND RUSSIA	 6%	▪ Expanded in Poland to handle German e-commerce volume ▪ Central European customers primarily originate in Western Europe ▪ Exposure to growth from countries with expanding economies

[1] Excludes intercompany sales eliminations, quality of earnings and standalone adjustments; excludes pro forma impact from pending acquisition; Central Europe region includes Poland, Czech Republic and Romania

INVESTOR PRESENTATION NOVEMBER 2020

38

XPOLogistics

Serving sectors that are typically high growth, high margin or macro-resilient

END MARKETS	% 2019 REVENUE[1]	DESCRIPTION
E-COMMERCE AND RETAIL	 55%	▪ Seamless integration of large footprint: warehouses, transportation capacity, labor and advanced automation ▪ Advanced automation drives trend for longer customer contract tenures
FOOD AND BEVERAGE	 19%	▪ Omnichannel fulfillment and reverse logistics ▪ Recalls, code tracking, mixing and packaging of frozen, refrigerated and dry goods; compliant with ISO22000, BRCGS and HACCP
CONSUMER PACKAGED GOODS	 10%	▪ Advanced solutions for consistent results across national and multinational markets ▪ High-volume warehousing and distribution, reverse logistics and omnichannel fulfillment
TECH AND ELECTRICAL	 5%	▪ Direct-to-consumer and retail fulfillment of consumer electronics and other devices ▪ Returns management, OEM-certified repairs, warranty adjudication, product disposition and payment processing
CHEMICALS	 4%	▪ Manufacturing, packaging, storing and shipping of chemical products to stringent safety standards ▪ Environmentally responsible operations in compliance with CDG/ADR, CHIP, COSHH, DSEAR, REACH, COMAH and Seveso

[1] Excludes intercompany sales eliminations, quality of earnings and standalone adjustments; excludes pro forma impact from pending acquisition; remaining 7% revenue derived from automotive, industrial and construction, and other sectors

INVESTOR PRESENTATION NOVEMBER 2020

39

XPOLogistics

Leading e-commerce and omnichannel service capabilities

COMPETITIVE ADVANTAGES	
SCALE AND FLEXIBILITY	▪ Largest provider of outsourced e-fulfillment services in Europe ▪ Superior ability to ramp up and manage large workforces for peak seasonality ▪ Sophisticated inventory management system optimizes lead times for customers ▪ Multichannel distribution and reverse solutions
ADVANCED AUTOMATION	▪ Complex capabilities, deeply integrated with customer supply chains ▪ Automated infrastructure facilitates delivery of customer-specific services ▪ Deep expertise in deploying tailored automation ▪ Tech-enabled fulfillment continuously improved by AI and machine learning
STRONG CUSTOMER RELATIONSHIPS	▪ Longstanding, mutually successful relationships with global retail and e-tail brands that compete for consumer loyalty based on the shopping experience ▪ Highly referenceable e-commerce and omnichannel customers

INVESTOR PRESENTATION NOVEMBER 2020 40

INVESTOR PRESENTATION NOVEMBER 2020 Business overview: North American less - than - truckload

XPOLogistics

LTL has a well-defined opportunity to grow EBITDA to at least $1 billion in 2022

Favorable long-term industry fundamentals	▪ Rational pricing dynamics ▪ Rapid growth of e-commerce driving retail shipments to LTL carriers
One of the few US providers with national coverage	▪ Strong advantage over regional providers, due to scale and visibility ▪ Covers every US state, including Alaska and Hawaii, and about 99% of all US postal codes
Further profit improvement via proprietary technology	▪ Intelligent load-building, yard management and routing technology ▪ XPO Smart™ tools driving process improvements, cost savings and labor productivity
Advanced pricing algorithms help balance network mix	▪ Proprietary algorithms automate pricing for small to mid-sized accounts ▪ Elasticity models help inform pricing decisions for larger accounts
Strategic focus on high-yield freight	▪ Dynamic pricing algorithms improve yield with national accounts and local accounts ▪ Diversified, high-yield customer base spans industries, regions and customer types
Five years of substantial, ongoing improvement, with additional upside	▪ Data science harnessed to balance network, optimize pickup-and-delivery and linehaul routing ▪ Resilient cash flow generation through diligent working capital and capex management

INVESTOR PRESENTATION NOVEMBER 2020 42

INVESTOR PRESENTATION NOVEMBER 2020 Top three provider of less - than - truckload (LTL) in North America 43 Industry size ~$43 billion 2019 revenue $3.8 billion Employees ~20,000 Cross - dock facilities 290 Number of tractors / trailers ~7,800 / 25,000 Average length of haul 837.2 miles Average tractor fleet age 5.36 years $1,242 $1,718 $1,787 $2,094 $,2,679 $2,818 $3,049 $3,841 $4,055 $7,454 Southeastern Freight Lines FedEx Freight Old Dominion Freight Line YRC Freight Estes Express Lines UPS Freight ABF Freight System SAIA LTL Freight R + L Carriers $ in millions TOP LTL PROVIDERS BY REVENUE 2019 1 KEY METRICS 2 1 Source: SJ Consulting Group; data includes fuel surcharge 2 Estimate of industry size based on industry research; revenue is full year 2019; all other metrics as of September 30, 2020

INVESTOR PRESENTATION NOVEMBER 2020 LTL customers of all sizes value XPO’s scale and capacity 44 XPO’s network of LTL terminals in US and Canada

INVESTOR PRESENTATION NOVEMBER 2020 CAPACITY, DENSITY AND SCALE ▪ One of the largest, most modern and safety - equipped fleets in industry ▪ 7,800 tractors and 25,000 trailers 1 ▪ ~ 12,000 professional drivers, operating out of 290 terminals 1 ▪ All types of commodities accepted ▪ Over 75,000 next - day and two - day lanes INTELLIGENT TECHNOLOGY ▪ Dynamic route optimization, intelligent load - building and advanced pricing algorithms ▪ XPO Smart™ tools are driving productivity improvements beyond the significant gains already made ▪ Data - driven reporting and business intelligence is customized by XPO analytics STRONG RELATIONSHIPS ▪ Over 30 years of experience as an LTL carrier ▪ Comprehensive services for customers with delivery needs in multiple markets ▪ Longstanding relationships in place for movements to and from Mexico, Puerto Rico and Canada ▪ Responsive team committed to superior outcomes for customers Compelling LTL value proposition appeals to diverse customer types 45 KEY SERVICE ATTRIBUTES 1 As of September 30, 2020

INVESTOR PRESENTATION NOVEMBER 2020 Technology prioritizes three areas of LTL network optimization 46 DYNAMIC ROUTE OPTIMIZATION INTELLIGENT LOAD - BUILDING PRICING OPTIMIZATION Technology becomes continually smarter at automating operations for best results ▪ Intelligent routing and real - time visibility increase P&D pounds per person - hour, stops per hour and weight per trip ▪ Reduces P&D miles per stop and cost per stop ▪ Improves service levels through route sequencing for better control of delivery times and exception management ▪ Proprietary technology automates load - building and optimizes linehaul network ▪ Real - time monitoring of compliance maximizes trailer utilization ▪ Bypass algorithm reduces multiple stops for trucks dedicated to direct movements ▪ Advanced algorithms balance the network, reducing cost and utilization inefficiencies, such as empty miles ▪ Speeds onboarding of more profitable small to mid - sized local accounts ▪ Provides real - time cost visibility at the shipment level

INVESTOR PRESENTATION NOVEMBER 2020 XPO Smart ™ right - sizes shift scheduling and all components of LTL labor mix 47 ▪ The introduction of real - time visibility is driving more motor moves per hour on LTL cross - docks, with high employee engagement ▪ Analytics provide deep visibility into cross - dock labor activity in real time, as well as scheduled labor for future periods ▪ Site - specific modeling helps managers understand the future impacts of operational decisions ▪ Takes turnover and training time into account FULL - TIME LABOR PART - TIME LABOR SHORTER WORK SHIFT LONGER WORK SHIFT DOCK WORKERS DRIVERS WORK HOURS OVERTIME Delivers significant labor and service efficiencies on cross - docks

INVESTOR PRESENTATION NOVEMBER 2020 Business overview: North American transportation Truck brokerage / expedite Intermodal / drayage Last mile Managed transportation

INVESTOR PRESENTATION NOVEMBER 2020 Combination of scale, technology and service range is unique in North America 49 Multimodal solutions with critical mass and leadership positions in fast - growing sectors ▪ Leading positions and real - time visibility across singular range of modes ▪ Customers gain extensive options and access to capacity XPO Connect TM digital freight marketplace digitizes shipper - carrier transactions ▪ Automates transactions by giving carriers easy - to - use tools for managing capacity ▪ Gives shippers a single place to track, analyze, rate and buy transportation Automation drives productivity and share gains, and lowers cost to serve ▪ Platform integrates brokerage, managed transportation, last mile and intermodal ▪ Advanced algorithms optimize pricing per customer Strong tier - one customer relationships with tier - two and tier - three opportunities ▪ Large customers need multiple XPO services and value flexibility ▪ Strong management teams with mode - specific experience in each service offering Positioned to benefit from industry trends of outsourcing, e - commerce and digitization ▪ Brokers have gained steady share of for - hire trucking throughout economic cycles ▪ E - commerce drives demand for XPO’s brokerage, last mile and intermodal services Asset - light business with high cash flow generation and conversion ▪ Strong operating leverage and modest capital requirements ▪ Working capital can become a source of cash in economic slowdowns

Brokerage is a vast opportunity to sell XPO's network capacity

XPO Logistics

BUSINESS OVERVIEW

- Non-asset business places shippers' freight with an established network of independent brokered carriers on a contractual or spot basis
- Benefits from secular trend toward outsourcing
- Key component of XPO's industry-leading range of transportation modes in North America
- XPO Connect™ digital freight marketplace, Drive XPO™ carrier app and Freight Optimizer procurement engine, in combination, are a strongly differentiated offering
- #1 provider of expedited solutions for urgent freight in North America

KEY METRICS[1]

Industry size[2]	~$375 billion
2019 revenue[3]	$1.66 billion
Locations	23
Employees	~900
Carrier relationships	38,000
Accessible trucks	Over 1,000,000

SERVICE OFFERINGS

- Full truckload, domestic and cross-border
- Refrigerated
- Heavy haul
- Expedite
- High value, high security
- Specialized equipment

[1] Revenue is full year 2019; all other metrics as of September 30, 2020
[2] Total truckload industry size based on industry research, including brokerage component
[3] Includes truck brokerage and expedite, excluding intercompany eliminations

INVESTOR PRESENTATION NOVEMBER 2020

50

INVESTOR PRESENTATION NOVEMBER 2020 Demand for XPO solutions driven by expansion of transportation outsourcing 51 6% 7% 7% 7% 8% 9% 10% 10% 10% 11% 11% 12% 12% 13% 14% 14% 16% 17% 19% 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 US TRUCK BROKERAGE INDUSTRY PENETRATION OF TOTAL FREIGHT INDUSTRY (%) Freight brokers have consistently gained transportation market share across cycles Source: Armstrong and Associates; Industry research

INVESTOR PRESENTATION NOVEMBER 2020 SCALE AND OPTIONALITY ▪ Services include full truckload, expedite ground, expedite air charter, heavy haul, cross - border shipments, specialized services, global forwarding and managed transportation XPO CONNECT™ PLATFORM ▪ Proprietary cloud - based platform gives shippers access to capacity, load assignments and tracking ▪ Shows shippers and carriers supply and demand in real time across truck, rail and ocean ▪ Truck capacity data is channelled from multiple sources for optimal results ▪ Carriers use personalized dashboards to post and find income opportunities ▪ Proprietary Freight Optimizer carrier rating engine underpins brokerage processes ▪ Proprietary algorithms, pricing tools and market analytics provide visibility into current market conditions for spot rate negotiations ▪ Robust track and trace technology ▪ Easily integrated with ERP systems, warehouse management systems and other technologies XPO’s brokerage value proposition is rooted in disruptive technology 52 KEY CAPABILITIES

INVESTOR PRESENTATION NOVEMBER 2020 Drives efficiency, volume and margin through cutting - edge connectivity 53 CUSTOMERS CARRIERS DRIVE XPO™ APP CARRIER INTERFACE CARRIER MOBILE INTERFACE REAL - TIME TRACKING ENGINE CUSTOMER INTERFACE CUSTOMER MOBILE INTERFACE ROUTE OPTIMIZATION FREIGHT OPTIMIZATION XPO CONNECT™ LM

INVESTOR PRESENTATION NOVEMBER 2020 54 FULLY MOBILIZES THE PROCUREMENT PROCESS Preview XPO’s freight opportunities using the guest access feature and sign up to start booking Search for available loads, place bids and immediately purchase loads to keep moving Request loads for a specific lane and date and get notified when matching loads become available Access details about assigned loads, automatically track and clear stops, and submit paperwork to get paid faster Rapid traction of XPO Connect™ propelled by carrier adoption ▪ Self - service dashboard on the Drive XPO™ app locates loads that match the carrier’s capacity and routes ▪ Optimizes network capacity via proprietary freight matching for active and available drivers ▪ Provides options to “buy it now” for loads at the published price or alternatively place counteroffers ▪ Customized preferences trigger automatic allocation of loads based on freight size, type and geography Driver engagement and recruitment Capacity posting Freight management Load booking

XPOLogistics

Third largest intermodal provider in North America

BUSINESS OVERVIEW

- 30-year relationships with railroads provide the long-haul portion of the shipment of containerized freight
- Container capacity, rail brokerage, local drayage, on-site operational services and door-to-door shipment management
- A leader in automotive and retail intermodal, and in US-Mexico cross-border service
- Tailwind from trend of manufacturers near-shoring in Mexico

KEY METRICS[1]

Industry size	~$43 billion
2019 revenue	$948 million
Locations	37 terminals
Employees	~400
53-ft. containers / chassis	~10,000 / ~5,000
Drayage trucks under contract	Over 25,000

[1] Industry size based on industry research; revenue is full year 2019; all other metrics as of September 30, 2020

INVESTOR PRESENTATION NOVEMBER 2020
55

INVESTOR PRESENTATION NOVEMBER 2020 Unique competitive advantages differentiate XPO’s intermodal offering 56 ▪ Proprietary intermodal system tracks door - to - door movements of long - haul freight with GPS on containers ▪ Communicates constantly with railroads to proactively identify any delays ▪ Monitors whether containers are full or empty, doors are open or closed ▪ Keeps shippers informed through EDI integration and an online portal ▪ Decades of experience managing cross - border freight, with an extensive organization in both Mexico and US ▪ Longstanding relationships with the railroads, ramp operators and drayage drivers on both sides of the border ▪ Expedited, brokerage and global forwarding teams react quickly to help customers navigate unavoidable delays ▪ One of the largest intermodal networks for long - haul freight in North America ▪ US drayage leader with container service at all major ports and ramps ▪ Intermodal rail ramp drayage, TWIC - compliant port drayage ▪ Ocean drayage management services RAIL OPTIMIZER TECHNOLOGY CROSS - BORDER MEXICO SERVICE SERVICE CAPABILITIES

XPOLogistics

Largest provider of last mile logistics for heavy goods in North America

BUSINESS OVERVIEW

- Fully integrated, national platform positioned within 125 miles of 90% of the US population
- Consistently high customer satisfaction reinforced by proprietary technology developed exclusively for last mile
- One last mile tracking number and one tracking portal, providing customers with end-to-end visibility
- Point-of-sale appointment engine enables delivery and install scheduling at customer check-out
- Capacity management tools allow adjustments to available capacity, balancing route efficiency with customer availability

KEY METRICS[1]

Industry size	~$13 billion
2019 revenue	$873 million
Hub locations	85
Employees	~1,800
Carriers / trucks	~1,500 / ~3,700
Annual deliveries	Over 10 million

[1] Industry size based on industry research; revenue is full year 2019; all other metrics as of September 30, 2020

INVESTOR PRESENTATION NOVEMBER 2020
57

INVESTOR PRESENTATION NOVEMBER 2020 Growth in US e - commerce orders for large goods benefits XPO’s last mile service 58 US E - COMMERCE SALES FORECASTED TO CONTINUE TO INCREASE $ in billions 135 138 161 190 220 250 287 328 377 435 493 567 707 818 957 1,104 1,249 2008A 2009A 2010A 2011A 2012A 2013A 2014A 2015A 2016A 2017A 2018A 2019A 2020E 2021E 2022E 2023E 2024E Source: Wall Street research, 2020

INVESTOR PRESENTATION NOVEMBER 2020 Unmatched combination of last mile scale, technology and experience 59 ▪ Long - term relationships with best - in - class contract carriers ▪ Post - delivery feedback loops resolve issues quickly and protect brand loyalty ▪ Industry - best consumer satisfaction levels reflect XPO’s decades of experience and digital, end - to - end consumer communication ▪ XPO is the sector leader, yet holds less than 8% US share ▪ Customers include big - box retailers that sell appliances, furniture, exercise equipment, large electronics and other heavy or bulky items ▪ Cohesive network led by last mile experts is the partner of choice for heavy goods ▪ All data regarding a shipment is visible on a single platform ▪ Digital communication enhances the consumer experience, reduces not - at - home instances and captures signatures ▪ Poised to accelerate benefits from tens of millions of dollars invested in last mile technology since 2013 ▪ Ongoing shift toward consumers buying large items online ▪ Large investment in new core last mile technology ▪ 89% of eligible orders now scheduled via email or automated call LARGE RUNWAY SATISFIED CONSUMERS PROPRIETARY TECH STRONG TAILWINDS

INVESTOR PRESENTATION NOVEMBER 2020 Top five global provider of managed transportation 60 ▪ Integrated with XPO Connect™, industry - leading multimodal technology platform ▪ Rigorous tracking and visibility; worry - free set - up; disaster recovery capabilities ▪ Technology tools collect big data and turn it into actionable information for continuous performance improvement ▪ Low - risk transition and comprehensive integration ▪ Successful deployment of complex solutions for large customers ramped up in the past two years Control tower solutions ▪ Global network of control towers provides door - to - door visibility into order status and freight tracking Managed expedite ▪ Industry - leading expedite web technology automates procurement and tracking of time - critical freight ▪ Fulfillment averages 16 minutes from time of request Dedicated transportation ▪ Tailored fleet solutions help customers optimize routes and lower costs ▪ Detailed reports success and provide the basis for strategic planning Outsourced fleet management solutions tailored for each supply chain BUSINESS OVERVIEW SERVICE OFFERINGS

INVESTOR PRESENTATION NOVEMBER 2020 Business overview: European transportation Truck brokerage Dedicated truckload Less - than - truckload Managed transportation Last mile

INVESTOR PRESENTATION NOVEMBER 2020 Leading positions in fast - growing sectors 62 Expansive platform with strong positions across Europe ▪ Largest transportation company across UK, France, Spain, Portugal and Morocco ▪ Mix of asset - based and non - asset over - the - road capacity optimized for each market Long - term customer relationships with limited concentration risk ▪ Blue - chip customer base diversified by geography, size, vertical, type and requirements ▪ Over 50% of customers in Europe have used XPO for 10 years or more Strongly positioned to capture spend from existing customers ▪ Comprehensive, multimodal service range offers numerous ways to penetrate existing base ▪ Approximately half of top 100 customers use multiple XPO transportation services Technology infrastructure delivers high service levels ▪ Proprietary XPO Connect TM platform and Drive XPO TM app implemented in Europe ▪ Scalable Freight Optimizer platform matches shippers’ freight with network of trucking carriers Multiple opportunities to expand the network ▪ Organic opportunities to gain share through price and volume ▪ Enter other key European regions and accelerate last mile expansion through M&A Demonstrated ability to drive strong performance ▪ Track record of robust free cash flow generation ▪ Growth strategy leverages service range and geographic reach

XPOLogistics

Leading provider of truck brokerage and LTL transportation in Europe

COMPETITIVE ADVANTAGES

- Leading provider of truck brokerage in Europe
- Leading less-than-truckload (LTL) provider in the UK, France, Spain and Portugal
- Dedicated truckload offering is a key differentiator in European markets
- Last mile presence in countries where fragmentation among regional providers represents a large growth opportunity
- Balanced non-asset and asset-based model, with one of Europe's largest ground transportation networks
- Strategic shift underway to rebalance the capacity mix toward non-asset brokerage, while optimizing one of the largest owned road fleets in Europe
- Green transport leader in Europe, with LNG fleet, electric last mile vehicles, mega-trucks and multimodal solutions
- Long track record of operational excellence with safety and driver training

KEY METRICS[1]

Industry size	~$460 billion[2]
2019 revenue	$2.9 billion
Locations	192
Employees	~14,000
Trucks	~7,200
European countries served	30

[1] Revenue is full year 2019; all other metrics as of September 30, 2020
[2] Source: Bain; includes truckload and brokerage

INVESTOR PRESENTATION NOVEMBER 2020

63

INVESTOR PRESENTATION NOVEMBER 2020 TAILORED GROWTH STRATEGIES FOR XPO’S LARGEST MARKETS BY % OF REVENUE 1 XPO’s transportation network covers over 90% of Europe’s GDP 64 FRANCE UNITED KINGDOM AND IRELAND SPAIN AND PORTUGAL 26% 17% 46% ▪ Blended model of XPO - owned trucks and contracted independent carriers for less - than - truckload ▪ Last mile logistics offering for heavy goods ▪ Non - dedicated truckload business being phased out and replaced by truck brokerage, which is demonstrating strong growth ▪ Rapid growth of dedicated truckload being driven by increasing business from large contracts ▪ XPO - owned trucks and employee drivers ▪ Last mile logistics offering for heavy goods ▪ Overnight distribution service for auto dealer networks ▪ Independent carrier contractors utilize XPO - branded equipment ▪ Last mile service provided as a subcontracted model ▪ LTL and brokerage models in strong deployment 1 Full year 2019 data

INVESTOR PRESENTATION NOVEMBER 2020 FRANCE ▪ #1 in less - than - truckload ▪ Top three provider of truck brokerage ▪ #1 provider of dedicated dry van truckload ▪ Only LTL provider fully authorized to handle hazardous goods ▪ Differentiated intermodal offerings, such as road transportation + river barge UNITED KINGDOM ▪ #1 single - owner LTL network ▪ Fastest - growing major transportation provider for the past three years ▪ #1 in automotive aftermarket, with night delivery service ▪ Fuel distribution leader ▪ Top three provider of dedicated truckload SPAIN, PORTUGAL AND MOROCCO ▪ #1 in less - than - truckload ▪ #1 in truck brokerage ▪ #1 in automotive aftermarket in Spain ▪ #1 in night delivery in Spain Strong positioning in highly fragmented transportation marketplaces 65 XPO LEADS IN KEY EUROPEAN GEORGRAPHIES

XPOLogistics

Over 100 LTL locations serving countries across Europe

- Transportation capabilities from a single pallet to full truckload
- ~60,000 pallets delivered daily over domestic networks
- ~9,800 pallets delivered daily over international networks
- Size and scale enable pan-European solutions for multinational customers


International Hub XPO
International Hub Partner
Platform XPO
Platform Partner
Norway
Sweden
Denmark
Ireland
United Kingdom
Netherlands
Poland
Belgium
Germany
Lux
Czech
Slovakia
Austria
Moldova
Switzerland
France
Croatia
Slovenia
Romania
Bosnia-Herz
Serbia
Montenegro
Bulgaria
Kosovo
Italy
Macedonia
Albania
Greece
Spain
Portugal
Tukey

INVESTOR PRESENTATION NOVEMBER 2020
66

INVESTOR PRESENTATION NOVEMBER 2020 Numerous levers to grow revenue and expand margin in Europe EXPAND EXISTING PLATFORM COLLABORATE ACROSS NETWORK CONTINUE TO BUILD TECH ADVANTAGE EXECUTE PRICING INITIATIVES ▪ Take advantage of fragmented industry to drive outsized growth ▪ Increase scale in last mile and brokerage businesses ▪ Grow share of wallet with key customers ▪ Continue to develop pan - European solutions for existing and new multinational customers ▪ Optimize margins and grow market share with technology - enabled price discovery tools ▪ Implement pricing excellence levers and expand pricing indexation ▪ Improve recovery of accessorial and fuel surcharges ▪ Continually improve efficiency and reduce costs through o ngoing rollouts of XPO Connect ™ and Freight Optimizer ▪ Focus on driving operating leverage and expanding margins 67

INVESTOR PRESENTATION NOVEMBER 2020 Supplemental materials

INVESTOR PRESENTATION NOVEMBER 2020 Investor highlights: Key factors driving growth and returns 69 Leading positions in fast - growing sectors ▪ Top three industry positions across all major service lines in transportation and logistics ▪ Outsized exposure to sectors with secular growth drivers, including trend toward outsourcing Numerous opportunities for top - line growth ▪ <2% share of total addressable market ▪ Proven ability to capture organic share through price and volume, and expand through accretive M&A Strong presence in e - commerce and omnichannel retail ▪ Largest e - fulfillment 3PL in Europe; global provider of reverse logistics ▪ Largest provider of last mile logistics for heavy goods in North America Fast pace of technological innovation ▪ Proprietary technology harnesses AI and machine learning ▪ Key areas of focus: warehouse automation, digital freight marketplace and data science Substantial advantages of scale ▪ Revenue advantages: ability to serve customers with access to capacity, cross - selling and top talent ▪ Profit advantages: operating leverage, purchasing power, lane density and optimization via technology Nimble capital allocation focused on returns ▪ Strong track record of creating substantial shareholder value ▪ Disciplined return - on - capital approach ~$700 million to $1 billion pool of company - specific profit growth opportunities ▪ Revenue levers: pricing analytics, XPO Connect™, XPO Direct™ and intra - Europe cross - selling ▪ Cost levers: XPO Smart™, LTL optimization, logistics automation and others Ability to outperform the macro ▪ Proven ability to grow faster than all macro environments ▪ Vertical mix, service mix, flexible business model and high mix of contracted business all add resilience Significant cash generation through cycles ▪ ~69% of revenue is asset - light ▪ Low maintenance capex; working capital becomes a source of cash in downturns Unduplicatable moat of results - oriented innovators ▪ 35 top executives and 2,500 professionals at the next level with blue - chip experience ▪ Technologists, managers, engineers, logisticians and operators driving every line of business Note: Refer to the “Non - GAAP Financial Measures” section on page 2 of this document

INVESTOR PRESENTATION NOVEMBER 2020 XPO is widely recognized for performance and culture 70 ▪ Named one of the World’s Most Admired Companies by Fortune, 2018, 2019, 2020 ▪ Ranked #1 in the Fortune 500 category of Transportation and Logistics, 2017, 2018, 2019, 2020 ▪ Named one of Spain’s Best Companies to Work For by Forbes, 2019, 2020 ▪ Ranked #3 of Top 125 3PLs in France by Supply Chain Magazine, 2020 ▪ Ranked #3 of Top 100 Logistics Providers in the Netherlands by Logistiek , 2020 ▪ Recognized by Whirlpool with Intermodal Carrier of the Year Award and Maytag Dependability Award for reverse logistics, 2020 ▪ Ranked Logistics Solution Provider of the Year by Urban Transport News in India, 2020 ▪ Received Torres & Earth Award in Spain for making positive contributions to combat climate change, 2020 ▪ Recognized by Ford Motor Company with World Excellence Awards, 2019 silver - level, 2020 gold - level ▪ Recognized by Owens Corning as Supplier of the Year Award, 2020 ▪ Ranked in top 100 of America's Most Responsible Companies by Newsweek, 2019 ▪ Named a Winning “W” Company by 2020 Women on Boards for gender diversity of the board of directors, 2019 ▪ Named a Leader in the Magic Quadrant for 3PL Providers by Gartner, 2018, 2019, 2020 (worldwide) ▪ Recognized by General Motors with Supplier of the Year Award for aftermarket distribution 2019, managed transportation 2020 ▪ XPO Connect™ received SDCE 100 Award for Innovation from Supply & Demand Chain Executive, 2020 ▪ Named a Great Supply Chain Partner by Supply Chain Brain, 2020 ▪ Partnered with MIT as the first global logistics company to join the Industrial Liaison Program, 2019, 2020 ▪ Named a Disruptive Technology Leader on the Freight.Tech 25 by FreightWaves , 2019 ▪ Recognized by Dow Chemical Company with Gold Safety Excellence Award for drayage, 2019 ▪ Recognized by Raytheon Company with EPIC Supplier Excellence Award for on - time delivery, 2019 ▪ Recognized by Nissan Manufacturing UK for excellence at Operational Logistics Awards, 2014, 2015, 2016, 2017, 2018, 2019 ▪ Recognized by Boeing Company with Performance Excellence Award, 2018 ▪ Ranked #1 on Transport Topics Top 50 Logistics list, 2017, 2018, 2019, 2020 ▪ Named a Top 100 3PL by Inbound Logistics, 2014, 2015, 2016, 2017, 2018, 2019, 2020 ▪ Recognized by Supply Chain Magazine with an Innovation Award at Kings of the Supply Chain in France, 2020 ▪ Ranked #3 of the Glassdoor Top 20 UK companies with the best leadership and culture, 2018, 2019 ▪ Named to the Fortune Future 50 list of US companies best positioned for breakout growth, 2018 ▪ Awarded Best Employer Practice Award for partnership with DS Workfit by British Association for Supported Employment, 2019 ▪ Awarded a Trucks and Roads Award in Russia, 2018, 2019 ▪ CEO Jacobs ranked #10 on Barron's readers list of World's Best CEOs, 2018 ▪ Awarded Company of the Year for innovation by Assologistica (Italy), 2017, 2018, 2019

INVESTOR PRESENTATION NOVEMBER 2020 Some highlights of XPO’s people - first culture 71 ▪ XPO’s US warehouse safety record for OSHA reportable incidents is more than four times better than industry average ▪ Appointed a Chief Diversity Officer and launched a Diversity and Inclusion Council of employees in 2020 ▪ XPO celebrates Black History Month, Women’s History Month, Hispanic Heritage Month, Pride Month and Military Appreciation Month ▪ Named 2021 official transportation partner of 3 - Day Walks ® for Susan G. Komen Foundation, a leading non - profit in the fight against breast cancer ▪ Partnered with Hispanic Association of Colleges and Universities to provide financial support for HACU’s objectives ▪ Donated global logistics services to Soles4Souls, a non - profit committed to disrupting the cycle of poverty ▪ Partnered with leading virtual clinic for women and families to provide supplemental health services for employees ▪ Tuition reimbursement benefit provides up to $5,250 annually for employees pursuing continuing education ▪ Robust recruitment initiatives with emphasis on diversity hiring; awarded Viqtory’s bronze - level Military - Friendly Employer ® ▪ 300 young people hired to date by XPO Logistics in Europe through the XPO Graduate Program XPO’S PROGRESSIVE PREGNANCY CARE AND FAMILY BONDING BENEFITS ▪ Any XPO employee, male or female, receives up to six weeks of 100% paid postnatal leave as the primary caregiver ▪ Women receive up to 20 days of 100% paid prenatal leave for health and wellness ▪ “Automatic yes" pregnancy accommodations granted on request; more extensive accommodations easily arranged ▪ XPO guarantees that a woman will continue to be paid her regular base wage rate, and will remain eligible for wage increases, while her pregnancy accommodations are in effect ▪ All program enhancements provided at no additional cost to employees XPO’s latest Sustainability Report is available online at sustainability.xpo.com

INVESTOR PRESENTATION NOVEMBER 2020 72 COVID - 19 pandemic response XPO is continuing to use a combination of rigorous protective measures, technology and virtual communications to keep its employees safe. These are some of the many actions the company has taken as part of its COVID - 19 response: ▪ For employees who need to work on site, XPO follows the guidance of the World Health Organization, the US Centers for Disease Control, local regulators, and the company’s own health and safety protocols ▪ PPE is provided to employees in all company workplaces and social distancing is in effect ▪ Company facilities worldwide engage in ongoing cleaning of high - touch areas, as well as deep cleaning in facilities likely to have been exposed to COVID - 19 ▪ The company added two weeks of 100% paid pandemic sick leave for US and Canadian employees, in addition to existing paid sick leave ▪ Employees guaranteed up to three additional paid days if their facility closes temporarily for deep cleaning ▪ The company instituted a contactless delivery policy to ensure that its drivers can maintain a safe distance from customers when delivering freight ▪ The company expanded access to mental health counseling services For its customers and carriers, XPO added an electronic COVID - 19 dashboard to its XPO Connect™ digital freight platform. The dashboard serves as an access point for alerts in North America and Europe issued by states, provinces, countries and major infrastructure sources, such as municipalities and airports.

INVESTOR PRESENTATION NOVEMBER 2020 Strongly committed to sustainability in transportation and logistics 73 ▪ Awarded silver CSR rating in Europe by EcoVadis , with overall score placing XPO in the top 10% of Freight Transport by Road category, 2019, 2020 ▪ Awarded Trophées EVE 2020 for implementing a multimodal “urban river” solution to reduce CO 2 emissions during inner - city deliveries in Paris, in cooperation with the Ports of Paris, City of Paris, Île - de - France region and Voies Navigables de France ▪ Renewed three - year commitment to the CO 2 Charter in France, extending 10 - year commitment to sustainability ▪ Named a Top 75 Green Supply Chain Partner by Inbound Logistics for 2016, 2017, 2018, 2019, 2020 ▪ Large investments in fuel - efficient Freightliner Cascadia tractors in North America (EPA - compliant and GHG14 - compliant technology), and Stralis Natural Power Euro VI tractors in Europe, which combine liquified and compressed natural gas (LNG/CNG) to reduce NOx emissions below Euro VI standards ▪ One of the most modern fleets in Europe: 98% compliant with Euro V, EEV and Euro VI standards, with an average truck age of approximately three years ▪ European fleet has reduced fuel consumption by 10% since 2015 ▪ Mega - trucks in Spain can reduce CO 2 emissions by up to 20%; tested duo - trailer for Ministry of Transport ▪ XPO drivers train in responsible eco - driving and fuel usage reduction techniques ▪ North American LTL locations implementing phased upgrades to LED lighting ▪ Experimenting in Europe with diesel - electric hybrids and zero - emission electric vans for last mile service CarbonNET , our proprietary, cloud - based calculator, helps our operations document emission sources, activity data and CO 2 calculations TRANSPORTATION

INVESTOR PRESENTATION NOVEMBER 2020 Strongly committed to sustainability in transportation and logistics (cont.) 74 ▪ XPO’s Warehouse of the Future for Nestlé in the UK is an environmentally advanced facility, with ammonia refrigeration, LED lighting, air - source heat pumps and a rainwater harvesting system ▪ Numerous XPO facilities are ISO14001 - certified to high standards for environmental management ▪ Nearly 75% of XPO’s total space in Europe will operate LED lighting systems by end of 2021 ▪ Polystyrene recycling initiative launched in France in partnership with Envie , an organization that gets vulnerable people back to work; recognized with the Sustainable Industry Award by L'Usine Nouvelle ▪ Renewed long - time logistics partnership with EPA’s SmartWay ® program in North America; contributing to EPA’s Energy Star Warehouse Leadership Group ▪ Defined greenhouse gas and landfill reduction targets for North American logistics and drafted procedures to address sustainable procurement, greenhouse gas emissions, landfill diversion, natural resource conservation and energy efficiency ▪ Utilize electronic waybills and documentation in global operations to reduce paper and other waste ▪ Energy efficiency evaluations performed prior to selecting warehouses to lease ▪ Vast majority of material handling devices used in logistics sites operate on battery power instead of fuel ▪ Millions of electronic components and batteries recycled annually as a byproduct of reverse logistics ▪ Packaging engineers ensure that optimal carton size is used for each product slated for distribution; recycled packaging purchased when feasible ▪ Reusable kitting tools manufactured by XPO utilized for installation of parts in customer operations LOGISTICS

XPOLogistics

Highly skilled management team

LEADERSHIP	PRIOR EXPERIENCE
Brad Jacobs *Chief Executive Officer*	United Rentals, United Waste
Josephine Berisha *Chief Human Resources Officer*	Morgan Stanley
Tony Brooks *President, Less-Than-Truckload – North America*	Sysco, PepsiCo, Roadway
Erik Caldwell *President, Last Mile Logistics*	Hudson's Bay, Luxottica
Richard Cawston *Managing Director, Supply Chain – Europe*	Norbert Dentressangle, Asda
Ashfaque Chowdhury *President, Supply Chain – Americas and Asia Pacific*	New Breed
Troy Cooper *President*	United Rentals, United Waste
Matthew Fassler *Chief Strategy Officer*	Goldman Sachs
Luis-Angel Gómez Izaguirre *Managing Director, Transport – Europe*	Norbert Dentressangle
Maryclaire Hammond *Senior Vice President, Human Resources*	BP, Honeywell
Mario Harik *Chief Information Officer*	Oakleaf Waste Management
Tavio Headley *Vice President, Investor Relations*	Jefferies, American Trucking Associations

Note: Partial list in alphabetical order

INVESTOR PRESENTATION NOVEMBER 2020

75

INVESTOR PRESENTATION NOVEMBER 2020 Highly skilled management team (cont.) 76 LaQuenta Jacobs Chief Diversity Officer Delta Air Lines, Home Depot, Turner Broadcasting Katrina Liddell President, Global Forwarding and Expedite Johnson Controls International Eduardo Pelleissone Chief Transformation Officer Kraft Heinz, America Latina Logistica Heidi Ratti Senior Vice President, Human Resources Pacer International Alex Santoro Chief Commercial Officer and Executive Vice President, Operations Anheuser - Bush InBev, America Latina Logistica, Popeyes Kevin Sterling Vice President, Strategy Seaport Global Securities, BB&T Ravi Tulsyan Senior Vice President and Treasurer ADT, Tyco, PepsiCo Drew Wilkerson President, Transportation – North America C.H. Robinson Malcolm Wilson Chief Executive Officer, XPO Logistics Europe Norbert Dentressangle , NYK Logistics Kyle Wismans Senior Vice President, Financial Planning and Analysis Baker Hughes, General Electric Stacey Woods Senior Vice President, Human Resources Operations Time Warner Cable, Wells Fargo David Wyshner Chief Financial Officer Wyndham, Avis, Merrill Lynch LEADERSHIP PRIOR EXPERIENCE Note: Partial list in alphabetical order

XPOLogistics

Business glossary

- **Contract Logistics:** An asset-light, technology-enabled business characterized by long-term contractual relationships with high renewal rates, low cyclicality and a high-value-add component that minimizes commoditization. Contracts are typically structured as either fixed-variable, cost-plus or gain-share. XPO services include highly engineered solutions, e-fulfillment, reverse logistics, packaging, factory support, aftermarket support, warehousing and distribution for customers in aerospace, manufacturing, retail, life sciences, chemicals, food and beverage, and cold chain. Reverse logistics, also known as returns management, refers to processes associated with managing the flow of returned goods back through contract logistics facilities: for example, unwanted e-commerce purchases, food transport equipment or defective goods. Reverse logistics services can include cleaning, inspection, refurbishment, restocking, warranty processing and other lifecycle services.
- **Expedite:** A non-asset business that facilitates time-critical, high-value or high-security shipments, usually on very short notice. Revenue is either contractual or transactional, primarily driven by unforeseen supply chain disruptions or just-in-time inventory demand for raw materials, parts or goods. XPO provides three types of expedite service: ground transportation via a network of independent contract carriers; air charter transportation facilitated by proprietary, a web-based technology that solicits bids and assigns loads to aircraft; and a transportation management system (TMS) network that is the largest web-based expedite management system in North America.
- **Freight Brokerage:** A variable cost business that facilitates the trucking of freight by procuring carriers through the use of proprietary technology, typically referred to as a TMS (transportation management system). Freight brokerage net revenue is the spread between the price to the shipper and the cost of purchased transportation. In North America, XPO has a non-asset freight brokerage business, with a network of 38,000 independent carriers. In Europe, XPO generates over €1 billion in freight brokerage revenue annually, with capacity provided by an asset-light mix of owned fleet and independent carriers.
- **Global Forwarding:** A non-asset business that facilitates freight shipments by ground, air and ocean. Shipments may have origins and destinations within North America, to or from North America, or between foreign locations. Services are provided through a network of market experts who provide local oversight in thousands of key trade areas worldwide. XPO's global forwarding service can arrange shipments with no restrictions as to size, weight or mode, and is OTI and NVOCC licensed.

INVESTOR PRESENTATION NOVEMBER 2020

77

Business glossary (cont.)

- **Intermodal:** An asset-light business that facilitates the movement of long-haul, containerized freight by rail, often with a drayage (trucking) component at either end. Intermodal is a variable cost business, with revenue generated by a mix of contractual and spot market transactions. Net revenue equates to the spread between the price to the shipper and the cost of purchasing rail and truck transportation. Two factors are driving growth in intermodal in North America: rail transportation is less expensive and more fuel efficient per mile than long-haul trucking, and rail is a key mode of transportation in and out of Mexico, where the manufacturing base is booming due to a trend toward near-shoring.
- **Last Mile:** An asset-light business that facilitates the delivery of goods to their final destination, most often to consumer households. XPO specializes in two areas of last mile service: arranging the delivery and installation of heavy goods such as appliances, furniture and electronics, often with a white glove component; and providing logistics solutions to retailers and distributors to support their e-commerce supply chains and omnichannel distribution strategies. Capacity is sourced from a network of independent contract carriers and technicians.
- **Less-Than-Truckload (LTL):** The transportation of a quantity of freight that is larger than a parcel, but too small to require an entire truck, and is often shipped on a pallet. LTL shipments are priced according to the weight of the freight, its commodity class (which is generally determined by its cube/weight ratio and the description of the product), and mileage within designated lanes. An LTL carrier typically operates a hub-and-spoke network that allows for the consolidation of multiple shipments for different customers in single trucks.
- **Managed Transportation:** A service provided to shippers who want to outsource some or all of their transportation modes, together with associated activities. This can include freight handling such as consolidation and deconsolidation, labor planning, inbound and outbound shipment facilitation, documentation and customs management, claims processing, and 3PL supplier management, among other things.
- **Truckload:** The ground transportation of cargo provided by a single shipper in an amount that requires the full limit of the trailer, either by dimension or weight. Cargo typically remains on a single vehicle from the point of origin to the destination and is not handled en route. See Freight Brokerage on the prior page for additional details.

INVESTOR PRESENTATION NOVEMBER 2020

78

XPOLogistics

Business glossary (cont.)

- **XPO Connect™:** XPO's fully automated, self-learning digital freight marketplace connects shippers and carriers directly, as well as through company operations. XPO Connect™ gives customers comprehensive visibility across multiple transportation modes in real time, including fluctuations in capacity, spot rates by geography and digital negotiating through an automated counteroffer feature. Shippers can assign loads to carriers and track the freight through one, secure login. Carriers use the Drive XPO™ app from the road to interact with shippers and with XPO. The app also serves as a geo-locator and supports voice-to-text communications. XPO has deployed XPO Connect™ in North America and Europe for truckload freight, with additional capabilities for last mile customers and independent contractors engaged in the home delivery of heavy goods.
- **XPO Direct™:** XPO's national, shared-space distribution network gives retail, e-commerce, omnichannel and manufacturing customers new ways to distribute their goods. XPO Direct™ warehouses serve as stockholding sites and cross-docks that can be utilized by multiple customers at the same time. Transportation needs are supported by XPO's brokered, contracted and owned capacity. B2C and B2B customers essentially rent XPO's capacity for contract logistics, last mile, LTL, labor, technology, transportation and storage. They can position inventories fluidly across markets without the capital investment of adding distribution centers, while XPO uses its existing assets and supplier relationships as growth levers. The XPO Direct™ network encompasses over 90 facilities in North America.
- **XPO Smart™:** XPO's technology suite of optimization tools improve labor productivity, intelligent warehouse management and demand forecasting in the company's logistics and transportation operations. XPO Smart labor productivity tools interface with the company's proprietary warehouse management system to forecast optimal staffing levels day-by-day and shift-by-shift. In addition, the warehouse management system facilitates the integration of robotics and other advanced automation, enabling XPO to start up customer logistics projects or expand existing implementations with a high degree of efficiency. The integrated technology provides an intelligent, single solution that combines key supply chain applications, including unified order management and intuitive dashboard tools that analyze trends and guide decision-making.

INVESTOR PRESENTATION NOVEMBER 2020

79

XPOLogistics

Financial reconciliations

The following table reconciles XPO's net income (loss) attributable to common shareholders for the periods ended September 30, 2020 and 2019 to EBITDA and adjusted EBITDA for the same periods.

Reconciliation of Non-GAAP Measures
XPO Logistics, Inc.
Consolidated Reconciliation of Net Income (Loss) to Adjusted EBITDA
(Unaudited)
(In millions)

	Three Months Ended September 30,			Nine Months Ended September 30,		
	2020	2019	Change %	2020	2019	Change %
Net income (loss) attributable to common shareholders [1]	$ 84	$ 117	-28.2%	$ (17)	$ 282	-106.0%
Distributed and undistributed net income [1][2]	9	13	-30.8%	2	30	-93.3%
Net income attributable to noncontrolling interests	5	6	-16.7%	4	21	-81.0%
Net income (loss)	98	136	-27.9%	(11)	333	-103.3%
Debt extinguishment loss	-	-	NM	-	5	-100.0%
Interest expense	86	75	14.7%	240	218	10.1%
Income tax provision (benefit)	59	34	73.5%	(2)	99	-102.0%
Depreciation and amortization expense	193	186	3.8%	572	546	4.8%
Unrealized (gain) loss on foreign currency option and forward contracts	-	(4)	-100.0%	(1)	5	-120.0%
EBITDA	$ 436	$ 427	2.1%	$ 798	$ 1,206	-33.8%
Transaction and integration costs	3	-	NM	93	2	NM
Restructuring costs	-	11	-100.0%	53	28	89.3%
Adjusted EBITDA	$ 439	$ 438	0.2%	$ 944	$ 1,236	-23.6%
Revenue	$ 4,221	$ 4,154	1.6%	$ 11,587	$ 12,512	-7.4%
Adjusted EBITDA margin [3]	10.4%	10.5%		8.1%	9.9%	

NM - Not meaningful
(1) The sum of quarterly net income (loss) attributable to common shareholders and distributed and undistributed net income (loss) may not equal year-to-date amounts due to the impact of the two-class method of calculating earnings (loss) per share.
(2) Relates to the Series A Preferred Stock and is comprised of actual preferred stock dividends and the non-cash allocation of undistributed earnings.
(3) Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue.

Note: Adjusted EBITDA was prepared assuming 100% ownership of XPO Logistics Europe
Refer to the "Non-GAAP Financial Measures" section on page 2 of this document

INVESTOR PRESENTATION NOVEMBER 2020
80

INVESTOR PRESENTATION NOVEMBER 2020 Financial reconciliations (cont.) 81 (1) The income tax rate applied to reconciling items is based on the GAAP annual effective tax rate, excluding discrete items and co ntribution - and margin - based taxes. Note: Refer to the “Non - GAAP Financial Measures” section on page 2 of this document The following table reconciles XPO’s net income (loss) attributable to common shareholders for the periods ended September 30, 2020 and 2019 to adjusted net income attributable to common shareholders for the same periods. Reconciliation of Non-GAAP Measures XPO Logistics, Inc. Consolidated Reconciliation of GAAP Net Income (Loss) and Net Income (Loss) Per Share to Adjusted Net Income and Adjusted Net Income Per Share (Unaudited) (In millions, except per share data) GAAP net income (loss) attributable to common shareholders $ 84 $ 117 $ (17) $ 282 Debt extinguishment loss - - - 5 Unrealized (gain) loss on foreign currency option and forward contracts - (4) (1) 5 Impairment of customer relationship intangibles - - - 6 Transaction and integration costs 3 - 93 2 Restructuring costs - 11 53 28 Income tax associated with the adjustments above (1) (1) (2) (36) (12) Impact of noncontrolling interests on above adjustments - - (1) (1) Allocation of undistributed earnings - (1) (7) (3) Adjusted net income attributable to common shareholders $ 86 $ 121 $ 84 $ 312 Adjusted basic earnings per share $ 0.94 $ 1.31 $ 0.91 $ 3.21 Adjusted diluted earnings per share $ 0.84 $ 1.18 $ 0.82 $ 2.91 Weighted-average common shares outstanding Basic weighted-average common shares outstanding 91 92 91 97 Diluted weighted-average common shares outstanding 102 102 102 107 September 30, September 30, Three Months Ended Nine Months Ended 2020 2019 2020 2019

INVESTOR PRESENTATION NOVEMBER 2020 Financial reconciliations (cont.) 82 Note: Refer to the “Non - GAAP Financial Measures” section on page 2 of this document The following table reconciles XPO’s net income attributable to common shareholders for the year ended December 31, 2019 to adjusted net income attributable to common shareholders for the same period. Reconciliation of Non-GAAP Measures XPO Logistics, Inc. Consolidated Reconciliation of GAAP Net Income and Net Income Per Share to Adjusted Net Income and Adjusted Net Income Per Share (Unaudited) (In millions, except per share data) GAAP net income attributable to common shareholders $ 379 Debt extinguishment loss 5 Unrealized loss on foreign currency option and forward contracts 9 Impairment of customer relationship intangibles 6 Transaction, integration and rebranding costs 5 Restructuring costs 49 Income tax associated with the adjustments above (18) Impact of noncontrolling interests on above adjustments (2) Allocation of undistributed earnings (5) Adjusted net income attributable to common shareholders $ 428 Adjusted basic earnings per share $ 4.46 Adjusted diluted earnings per share $ 4.03 Weighted-average common shares outstanding Basic weighted-average common shares outstanding 96 Diluted weighted-average common shares outstanding 106 December 31, 2019 Year Ended

INVESTOR PRESENTATION NOVEMBER 2020 Financial reconciliations (cont.) 83 Note: 2016 and 2017 data have been recast to reflect the impact of Accounting Standards Update 2016 - 18 Refer to the “Non - GAAP Financial Measures” section on page 2 of this document The following table reconciles XPO’s net cash provided by operating activities for the periods ended September 30, 2020 and 2019, and the years ended December 31, 2019, 2018, 2017, 2016 and 2015, to free cash flow for the same periods. Reconciliation of Non-GAAP Measures XPO Logistics, Inc. Reconciliation of Cash Flows From Operating Activities to Free Cash Flow (Unaudited) (In millions) Net cash provided by operating activities $ 298 $ 278 $ 692 $ 442 $ 791 $ 1,102 $ 785 $ 622 $ 91 Cash collected on deferred purchase price receivable - 49 - 186 186 - - - - Adjusted net cash provided by operating activities 298 327 692 628 977 1,102 785 622 91 Payment for purchases of property and equipment (122) (177) (377) (413) (601) (551) (504) (483) (249) Proceeds from sales of property and equipment 71 107 148 192 252 143 118 69 60 Free Cash Flow $ 247 $ 257 $ 463 $ 407 $ 628 $ 694 $ 399 $ 208 $ (98) September 30, Years Ended December 31, 2019 2018 2015 2020 2017 2016 2019 Three Months Ended Nine Months Ended September 30, 2020 2019

INVESTOR PRESENTATION NOVEMBER 2020 Financial reconciliations (cont.) 84 The following table reconciles XPO’s revenue attributable to its North American last mile business for the periods ended September 30, 2020 and 2019 to net revenue for the same period. (1) For purposes of the net revenue table, Net revenue is reconciled to Revenue. Note: Refer to the “Non - GAAP Financial Measures” section on page 2 of this document Change % Revenue $ 243 $ 219 11.0% Cost of transportation and services 158 145 9.0% Net revenue (1) $ 85 $ 74 14.9% 2019 Three Months Ended September 30, 2020 Reconciliation of Non-GAAP Measures XPO Logistics North American Last Mile Net Revenue (Unaudited) (In millions)

Financial reconciliations (cont.)

The following table reconciles XPO's revenue attributable to its North American less-than-truckload business for the years ended December 31, 2019, 2018, 2017, 2016 and 2015 to adjusted operating income, adjusted operating ratio and adjusted EBITDA for the same periods.

Reconciliation of Non-GAAP Measures
XPO Logistics North American Less-Than-Truckload
Adjusted Operating Ratio and Adjusted EBITDA
(Unaudited)
(In millions)

	Years Ended December 31, 2019	2018	2017	2016	2015
Revenue (excluding fuel surcharge revenue)	$ 3,259	$ 3,230	$ 3,140	$ 3,035	$ 3,081
Fuel surcharge revenue	532	552	455	370	448
Revenue	3,791	3,782	3,595	3,405	3,529
Salaries, wages and employee benefits	1,786	1,754	1,697	1,676	1,741
Purchased transportation	397	400	438	438	508
Fuel and fuel-related taxes	264	293	234	191	230
Other operating expenses	363	476	453	424	511
Depreciation and amortization	227	243	233	203	164
Maintenance	102	102	107	105	100
Rents and leases	49	44	42	41	49
Purchased labor	6	12	14	9	24
Operating income	597	458	377	318	202
Operating ratio (1)	84.3%	87.9%	89.5%	90.7%	94.3%
Transaction, integration and rebranding costs	-	-	19	24	21
Restructuring costs	3	3	-	-	-
Amortization expense	34	33	34	34	10
Other income (2)	22	29	12	-	-
Depreciation adjustment from updated purchase price allocation of acquired assets	-	-	-	(2)	-
Adjusted operating income (3)	$ 656	$ 523	$ 442	$ 374	$ 233
Adjusted operating ratio (4)	82.7%	86.2%	87.7%	89.0%	93.4%
Depreciation expense	193	210	199	169	154
Other	2	-	6	4	(6)
Adjusted EBITDA (3)	$ 851	$ 733	$ 647	$ 547	$ 381

(1) Operating ratio is calculated as (1 - (Operating income divided by Revenue)).
(2) Other income primarily consists of pension income and is included in Other expense (income) on the Consolidated Statement of Income (Loss).
(3) Adjusted operating income and Adjusted EBITDA is reconciled to Revenue in the Consolidated Statements of Income (Loss).
(4) Adjusted operating ratio is calculated as (1 - (Adjusted operating income divided by Revenue)).

Note: Refer to the "Non-GAAP Financial Measures" section on page 2 of this document

INVESTOR PRESENTATION NOVEMBER 2020
85

XPOLogistics

Financial reconciliations (cont.)

The following table reconciles XPO's net income (loss) attributable to common shareholders for the years ended December 31, 2019, 2018, 2017, 2016 and 2015 to EBITDA, adjusted EBITDA, and adjusted EBITDA excluding the North American truckload business divested in 2016.

Reconciliation of Non-GAAP Measures
XPO Logistics, Inc.
Consolidated Reconciliation of Net Income (Loss) to Adjusted EBITDA excluding Truckload
(Unaudited)
(In millions)

	Years Ended December 31,				
	2019	2018	2017	2016	2015
Net income (loss) attributable to common shareholders	$ 379	$ 390	$ 312	$ 63	$ (246)
Preferred stock beneficial conversion charge	-	-	-	-	52
Distributed and undistributed net income	40	32	28	6	3
Net income (loss) attributable to noncontrolling interests	21	22	20	16	(1)
Net income (loss)	440	444	360	85	(192)
Debt commitment fees	-	-	-	-	20
Debt extinguishment loss	5	27	36	70	-
Other interest expense	292	217	284	361	187
Loss on conversion of convertible senior notes	-	-	1	-	10
Income tax provision (benefit)	129	122	(99)	22	(91)
Accelerated amortization of trade names	-	-	-	-	2
Depreciation and amortization expense	739	716	658	643	363
Unrealized loss (gain) on foreign currency option and forward contracts	9	(20)	49	(36)	3
EBITDA	$ 1,614	$ 1,506	$ 1,289	$ 1,145	$ 302
Transaction, integration and rebranding costs	5	33	78	103	201
Restructuring costs	49	21	-	-	-
Litigation costs	-	26	-	-	-
Gain on sale of equity investment	-	(24)	-	-	-
Gain on sale of intermodal equipment	-	-	-	-	(10)
Adjusted EBITDA	$ 1,668	$ 1,562	$ 1,367	$ 1,248	$ 493
Adjusted EBITDA divested NA Truckload business	-	-	-	80	19
Adjusted EBITDA excluding Truckload	$ 1,668	$ 1,562	$ 1,367	$ 1,168	$ 474

Note: Adjusted EBITDA was prepared assuming 100% ownership of XPO Logistics Europe
Refer to the "Non-GAAP Financial Measures" section on page 2 of this document

INVESTOR PRESENTATION NOVEMBER 2020

86